EXHIBIT 10.28

VALIDITY WARRANTY

October ____, 2011

Transportation Alliance Bank Inc. dba TAB Bank
4185 Harrison Blvd., Ste. 200
Ogden, Utah  84403

RE:           Anchor Funding Services, LLC (“Factor”)

Ladies and Gentlemen:

In order to induce Transportation Alliance Bank Inc. dba TAB Bank (“TAB”) to purchase the accounts of Factor, the undersigned hereby warrants and represents to TAB as follows:

1.           All of Factor’s accounts which have been or will be reported to TAB by or on behalf of Factor and in which TAB holds a security interest (“Accounts”), whether such reports are in the form of Schedules of Accounts, collateral reports or financial statements, are and will remain genuine and in all respects what they purport to be; and to the best of the undersigned’s knowledge and belief represent bona fide obligations of Factor’s Sellers’ (as defined in the Agreements) customers arising out of the sale and delivery of merchandise sold by Sellers (the “Sold Goods”) or the rendition of services, or both, in the ordinary course of its business in accordance with and in full and complete performance of customers’ (each, a “Customer”) orders therefor.

2.           All original checks, drafts, notes, letters of credit, acceptances and other proceeds of the Accounts, received by Factor, will be held in trust for TAB and will within two (2) business days be forwarded to TAB upon receipt, in kind, in accordance with the terms of any agreements between TAB and the Factor (the “Agreements”).

3.           To the best of the knowledge and belief of the undersigned, none of the Accounts will be subject to any offsets, recoupment, defenses or counterclaims of any nature whatsoever, including but not limited to Sellers’ inability to fulfill future obligations or orders owed to any account debtors as a result of Sellers’ failure to remain a going concern, inability to pay suppliers or obtain needed materials, or Sellers’ becoming insolvent; and all of the Accounts will be paid by the respective Customers; and Factor will not in any way impede or interfere with the normal collection and payment of the Accounts.

4.           Factor is presently solvent.

5.           To the best of the knowledge and belief of the undersigned, the Sold Goods will be up to the point of sale, the sole property of Seller, and the Accounts and Sold Goods will be free and clear of all liens and security interests, except Factor’s security interest. The due dates of the Accounts will be as reported to TAB.

6.           Factor will promptly report to TAB all disputes, rejections, returns and re-sales of Sold Goods and all credits allowed by the Factor against any Account.

7.           All reports, which TAB receives from the Factor, including but not limited to those concerning its Accounts, will be true and accurate in all material respects.

8.           Factor will not suffer any lien, security interest or other encumbrance on any of its present or future Accounts or inventory, without TAB’s prior written consent in each instance.

The undersigned hereby indemnifies TAB and holds TAB harmless from any direct, indirect or consequential damages or loss which TAB may sustain as a result of the breach of any representation or warranty contained herein (all of which are continuing and irrevocable) or of TAB’s reliance upon any material misstatement (whether or not intentional),, fraud, deceit or criminal act on the part of any officer, employee, or agent of the Factor, or any costs (including reasonable attorneys’ fees and expenses) incurred by TAB in the enforcement of any rights granted to TAB hereunder.  All such sums will be paid by the undersigned to TAB on demand.

Nothing herein contained shall be in any way impaired or affected by any change in or amendment of any of the Agreements.  This agreement shall be binding upon the undersigned, and the undersigned’s personal representative, successors and assigns; and shall remain in full force and effect until the later to occur of the termination of the Agreement entered into between Bank and Factor, or the repayment in full of all Obligations owing thereunder and as defined therein.

Any action brought by TAB against the undersigned which is based, directly or indirectly, on this Validity Warranty or any matter in or related to this agreement or the Agreements, including but not limited to the obligations of the Factor or TAB, shall be brought only in the courts of the State of Utah, or in any court in which TAB may have initiated an action against the undersigned or the Factor.  The undersigned agrees that any forum other than the State of Utah (or where TAB initiated action against Factor or the undersigned) shall be an inconvenient forum and that suit so brought should be dismissed or transferred.  In the event of any such action brought by TAB to enforce its rights hereunder, TAB shall be entitled to recover from the undersigned its attorney’s fees, court costs and expenses incurred.

Sincerely,

Name: Brad M. Bernstein, President and CFO

STATE OF	)
) ss.
COUNTY OF	)

On this _____ day of _________________, 2011, before me, the undersigned notary, personally appeared Brad M. Bernstein, who being by me duly sworn did state, that he is the President and CFO of Anchor Funding Services, LLC, the limited liability company that executed the within instrument, and acknowledged to me that such limited liability company executed the same and that he was authorized to execute said instrument.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:	Residing At:

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